UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 23, 2011
Date of Report (Date of earliest event reported)

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 South WaterSound Parkway
WaterSound, FL (Address of Principal Executive Offices)	32413 (Zip Code)
(850) 588-2300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.
Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K. The disclosure contained in Item 5.02 is hereby incorporated by reference into this Item 5.01. Without constituting a determination by The St. Joe Company (“St. Joe” or the “Company”) as to the occurrence or non-occurrence of a change in control of St. Joe in any other context, the change in the composition of the Board of Directors (the “Board”) of St. Joe described in Item 5.02 of this Current Report on Form 8-K may, for purposes of this Item 5.01, be deemed to have resulted in a change in control of St. Joe within the meaning of “control” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2011, Wm. Britton Greene, a member of the Board, tendered to the Board his resignation as a director of the Company, effective immediately, and his resignation as President and Chief Executive Officer of the Company, effective as of a date selected by the Company, no later than the earlier of the filing by the Company of the Form 10-K for the year ended December 31, 2010 or midnight, eastern time, on March 3, 2011 (the “Effective Time”). On February 25, 2011, John S. Lord, Walter L. Revell and Michael L. Ainslie, members of the Board, each tendered to the Board their resignations from the Board, effective at the Effective Time. The decision of Messrs. Greene, Lord, Revell and Ainslie to resign from the Board was not a result of any disagreement with St. Joe or the Board. Messrs. Greene, Lord, Revell and Ainslie resigned from the Board and Mr. Greene resigned as President and Chief Executive Officer of the Company in order to avoid a consent solicitation commenced by Fairholme Funds Inc. (“Fairholme”) to remove all the members of the Board of Directors of St. Joe and elect four Fairholme appointees to the Board.
On February 25, 2011, the Board voted to fill the vacancies created by the resignations of Messrs. Greene, Lord, Revell and Ainslie by electing Bruce R. Berkowitz, Charles M. Fernandez, Howard S. Frank and Governor Charles J. Crist, who were previously proposed by Fairholme (the “Fairholme Appointees”), to serve as directors of St. Joe, effective at the Effective Time. The Fairholme Appointees were elected as directors in order to avoid a consent solicitation commenced by Fairholme to remove all the members of the Board of Directors of St. Joe and elect the four Fairholme Appointees to the Board. It has not yet been determined on which committees of the Board the Fairholme Appointees will serve.
A copy of the press release dated February 28, 2011 announcing the management and board changes is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
On February 25, 2011, the Company entered into a Separation Agreement (the “Separation Agreement”) with Wm. Britton Greene in connection with his resignation as President and Chief Executive Officer of the Company and as a director of the Company. Subject to Mr. Greene’s execution and non-revocation of the two general releases of claims as described below, the Company agreed to provide the following payments and benefits to Mr. Greene:
            (i)     a cash lump sum of $2,920,000 six months after the effective date of his resignation as President and Chief Executive Officer of the Company (the “Termination Date”);
            (ii) a pro rata annual bonus of $118,000, as a cash lump sum at the same time the Company pays other executive bonuses for calendar year 2011, but no later than March 15, 2012;
            (iii) $1,053,225, which the parties agree represents additional benefits payable under the Company’s Supplemental Executive Retirement Plan had he continued to be employed with the Company during the 36 months following the Termination Date, payable six months after the Termination Date;
            (iv) (A) the COBRA premium for medical and dental insurance for him and his family under COBRA for the lesser of 18 months after the Termination Date or the date on which he becomes ineligible for COBRA continuation coverage (the “COBRA Coverage Period”), provided that he will reimburse the Company each month in the amount that an employee participating in the medical and dental insurance plan would be required to contribute (the “Employee Contribution”), and (B) if Mr. Greene has not become eligible for coverage under the healthcare insurance plan of another employer, a lump sum payment at the end of the COBRA Coverage Period equal to six times the monthly premium to provide substantially the same benefits minus six months of the Employee Contribution;
            (v) the premiums for basic life and disability insurance policies for a period of 24 months after the Termination Date;
            (vi) up to $20,000 as reimbursement for outplacement services during the 18-month period following the Termination Date;
            (vii) up to $75,000 as reimbursement to defray the cost of relocation expenses actually incurred if Mr. Greene relocates from his present residence in WaterColor, Florida to a location more than 50 miles from WaterColor, Florida within 24 months following the Termination Date;
            (viii) as of February 25, 2011, all of Mr. Greene’s outstanding restricted stock awards under the 2009 Equity Incentive Plan (excluding his February 7, 2011 performance-vesting restricted stock award), constituting 106,068 of Mr. Greene’s unvested shares, became fully vested and non-forfeitable, provided that, with his February 7, 2011 performance-vesting restricted stock award, 50% of the initial grant of 45,226 restricted shares (or 22,613 restricted shares) became fully vested and non-forfeitable;
            (ix) with respect to any restricted stock that does not become fully vested and exercisable on or before the Termination Date, Mr. Greene is entitled to vesting, payment and exercisability in accordance with the terms of the governing equity plan and award agreement;
            (x) establish a “rabbi trust” with an independent financial institution as trustee and fully fund the payments described in clauses (i), (ii), (iii) and (vii) (a copy of the trust agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein);
            (xi) up to $150,000 for any and all legal fees and disbursements incurred by Mr. Greene in connection with negotiating, entering into, or implementing, the arrangements set forth in the Separation Agreement; and
            (xii) a gross-up payment for any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).
Under the Separation Agreement, Mr. Greene is entitled to continue to receive his annual salary until the Termination Date. Mr. Greene agreed to execute a general release of claims against the Company as of February 25, 2011 and a second release on the Termination Date, and to refrain from competing with the business of St. Joe for a period of one year following his resignation. The Separation Agreement also provides for indemnification and D&O insurance coverage for a period of six years after the Termination Date.
A copy of the Separation Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
St. Joe maintains indemnification agreements with its directors and officers to provide for the indemnification of and the advancing of expenses to the respective director or officer. On February 25, 2011, the Company and certain of its executives and directors, including William S. McCalmont, the Company’s Executive Vice President and Chief Financial Officer, and directors Michael L. Ainslie, Hugh M. Durden, Thomas A. Fanning, Delores Kesler, John S. Lord and Walter L. Revell, entered into an amendment to each of their indemnification agreements (the “Amendment to Indemnification Agreement”) to provide that the Company will maintain directors’ and officer’s liability coverage for at least six years following the date on which the indemnified party ceases to serve as an officer or director of the Company that is no less favorable to the indemnified party in any respect than the coverage then provided to other officers and directors of the Company and the coverage as in effect on March 1, 2011. A copy of the form of Amendment to Indemnification Agreement is filed as Exhibit 10.3 hereto and is incorporated by reference herein.
The Company has previously entered into employment agreements with certain executives, including Mr. McCalmont, which provide for, among other things, the payment of legal fees and expenses incurred by the executive under certain terms and conditions as set forth therein. On February 25, 2011, the Company and each of these executives entered into a letter agreement (the “Letter Agreement”) pursuant to which the Company will advance to each of the executives all legal fees and expenses incurred as a result of any claim brought by the executive or the Company or any person acting or purporting to act on behalf of or for the benefit of the Company during the period commencing on February 25, 2011 and ending on the second anniversary thereof to enforce or challenge the validity or enforceability of any provision of the executive’s employment agreement. A copy of the form of Letter Agreement is filed as Exhibit 10.4 hereto and is incorporated by reference herein.
The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) and The St. Joe Company Pension Plan (the “Pension Plan”), in which certain designated executives, including Messrs. Greene and McCalmont, participate. On February 23, 2011, the Company amended the Pension Plan to increase the benefits payable from the Pension Plan and simultaneously reduce benefits payable from the SERP in order to take advantage of the surplus of funds in the Pension Plan. The increase in benefits under the Pension Plan for any active participant in the SERP was in an amount up to the smallest of: (i) such participant’s SERP account balance; (ii) the amount permitted under Section 401(a)(4) of the Code; or (iii) the amount permitted under Section 415 of the Code. The increase in benefits under the Pension Plan for Mr. Greene and Mr. McCalmont will be their current SERP account balance, which at December 31, 2010 was $797,349 and $179,809, respectively.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
10.1	Separation Agreement, dated February 25, 2011, by and between the Company and Wm. Britton Greene.

10.2	The St. Joe Company Trust Under Separation Agreement F.B.O. Wm. Britton Greene, dated February 25, 2011, by and between the Company and SunTrust Banks, Inc.

10.3	Form of Amendment to Indemnification Agreement, dated February 25, 2011.

10.4	Form of Letter Agreement, dated February 25, 2011.

99.1	Press Release dated February 28, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 28, 2011

THE ST. JOE COMPANY
By:	/s/ Reece B. Alford
	Name:	Reece B. Alford
	Title:	Senior Vice President Corporate Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Separation Agreement, dated February 25, 2011, by and between the Company and Wm. Britton Greene.
10.2	The St. Joe Company Trust Under Separation Agreement F.B.O. Wm. Britton Greene, dated February 25, 2011, by and between the Company and SunTrust Banks, Inc.
10.3	Form of Amendment to Indemnification Agreement, dated February 25, 2011.
10.4	Form of Letter Agreement, dated February 25, 2011.
99.1	Press Release dated February 28, 2011.